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                                                                   Exhibit 10(v)
                                                                   -------------


                   AMENDED AND RESTATED SETTLEMENT AGREEMENT
                   -----------------------------------------

     This Amended and Restated Settlement Agreement (this "Agreement") is made and entered into on this _____ day of July, 2000, by and between THOMAS B. HAINES ("Haines") and ENVIRO-CLEAN OF AMERICA, INC., a Nevada corporation (the "Company").

     WHEREAS, Haines and the Company entered into a Settlement Agreement on March 31, 2000 wherein, among other things, the Company agreed to assist Haines in the disposition of the Company's common stock, par value $0.001 (the "Common Stock") held by, or to be held by Haines. A copy of the March 31, 2000 Settlement Agreement is attached hereto and marked Exhibit A and incorporated herein by reference for all relevant purposes (the "Original Agreement"); and

     WHEREAS, the Company and Haines desire to amend certain provisions of the Original Agreement by amending and restating the Original Agreement in its entirety as herein provided and this Amended and Restated Agreement will supercede the Original Agreement and upon the execution hereof shall represent the Settlement Agreement by and between the Company and Haines.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   500,000 Shares.  The Company will either purchase, or use its best
          --------------
efforts to assist Haines in the sale of, 500,000 shares of the Common Stock (the "Shares") beneficially held by Haines at a price of no less than $2.00 per share, with the purchase of 250,000 shares to be consummated on or before August 1, 2000 and the purchase of the remaining 250,000 shares to be consummated on or before August 15, 2000. Haines will prepare and deliver on or before July 19, 2000 the purchase agreement between Haines and the buyer(s) of Shares which shall contain such representations, warranties, terms and conditions as are reasonably acceptable to Haines and such buyer(s). It is the intent of the parties that the purchase agreement to be delivered to the Company shall be substantially similar to the purchase agreement used in connection with Haines' previous sale of 500,000 of his shares in the Company for a total purchase price of $1,500,000. If the Company is not the buyer, it is understood and agreed that the Company will not be acting as a broker or finder in any such sale and will not be compensated for any of its efforts, but will facilitate any sale and purchase by expediting stock transfers and providing Haines with an escrow account. All buyers shall be "accredited investors" as such term is defined under Regulation D, promulgated under the Securities Act of 1933. Haines represents and warrants that in formulating his decision to sell the Shares, he has had the opportunity to ask questions and receive answers from the Company concerning the Company and its business and prospects, and he has been permitted to have access to all information which he has requested in order to evaluate the merits and risks of the sale of the Shares. Haines has been represented by independent legal counsel with respect to the sale of the Shares and has received such financial advice as he deems necessary from financial advisors of his own choosing. In addition, Haines understands that in the future the Company may issue its stock in a public or private offering for a price higher than the price Haines receives for the Shares, or may effect a sale of the Company or substantially all of its assets.

     2.   Relocation of Florida Office.  Haines understands that, upon
          ----------------------------
consummation of the sale of the Shares and receipt of the entire sales proceeds by Haines or Haines' attorneys, the Company, at its sole cost and expense, will commence to close the Florida office of NISSCO/NIPPCO/Sunline, Inc. (collectively "NISSCO"), a subsidiary of the Company, and relocate as much or all of the furniture, computers, files and staff thereof to Texas as it deems to be necessary and advisable. It is anticipated that this move will take place by August 31, 2000. Haines agrees to assist the Company in this relocation process prior to August 5, 2000 and after August 20, 2000. In furtherance of this move, Haines shall coordinate with the Company's management, and will deliver new signature cards from Nissco's bank accounts to Randall K. Davis.

     3.   Resignation; Consulting; Severance Payments.  Haines hereby resigns
          -------------------------------------------
from all positions with the Company and NISSCO effective as of the date Haines or his attorneys have received the entire sales proceeds from the sale of the Shares (the "Resignation Date"). From the Resignation Date through December 31, 2000, Haines agrees to provide consulting services to the Company. Haines will not be required to travel, but will be required to be reasonably available by phone. Failure to comply with these requirements will excuse the Company's obligations to make severance payments as described in this Section 3 of this Agreement. The termination of the Company's obligation to make severance payments under this Section 3 shall be the sole and exclusive remedy available to the Company if Haines fails to comply with the requirements of this Section
3. Commencing on the Resignation Date and ending on December 31, 2000, the Company will pay Haines severance pay at the rate of $6250 per month which shall also be the full consideration for Haines's consulting services; provided that the first months' payment shall be prorated if the Resignation Date is on any date other than the first day of the month. The payments shall be made in consecutive monthly installments on or before the first day of each month; provided that the first month's payment shall be made on or before the Resignation Date. This is not required by any pre-existing policy or agreement.

     4.   Confidentiality; Return of Company Property. Haines will return all of
          -------------------------------------------
the Company's property in his immediate possession no later than 5:00 p.m. August 15, 2000. Such property shall be returned to the Company's Florida office. This includes but is not limited to, computer equipment, cellular phone, pager, keys, credit cards, long distance calling card, and any confidential and/or proprietary information or files. Failure to return Company property as required by this Agreement will excuse the Company's obligation to make severance payments described in Section 3 of this Agreement.

     Haines acknowledges that he has been permitted access to documents and exposed to other information regarding the confidential affairs of the Company and NISSCO, which may include, without limitation, information about their past, present and future financial condition, the markets for their services, key personnel, trade secrets, current and prospective customer lists, price data, purchasing information, operational methods, acquisition plans, prospects, plans for future development and other business affairs and information, all of which is information not available to the public, or which is protectable under copyright, trademark, patent, or similar law (the "Confidential Information"). Haines covenants and agrees that at no time shall he ever divulge, disclose or otherwise use any Confidential Information, unless and until (a) such information is available in the public domain by reason other than Consultant's unauthorized disclosure or use thereof, unless such disclosure or use is expressly authorized by the Company's Chief Executive Officer in writing in advance of such disclosure or use, or (b) disclosure is required pursuant to a legal proceeding and Haines provides the Company with reasonable advance notice of such disclosure. Haines also hereby acknowledges and agrees that all Confidential Information shall remain the sole property of the Company and that Haines has not and shall not acquire any right, title or interest in and to any of the Confidential Information.

     5.   Restrictive Covenants Applicable to Haines. For a period of one (1)
          ------------------------------------------
year immediately following the date of execution of this Agreement, Haines shall not, within the United States of America:

          (a) participate directly or indirectly as an owner, partner, limited partner, joint venturer, member, employee, consultant, officer, director, or stockholder (except solely as a stockholder holding less than a 4.9% interest in the voting securities of a corporation, the shares of which are traded on a national securities exchange or in the over-the-counter market) in or otherwise be associated in any manner connected with or render services or advice to, whether or not for compensation, any person or entity who or which is in the business of forming and maintaining buying groups within the janitorial supply industry (the "Janitorial Buying Group Business");

          (b) induce or attempt to induce any person who, at any time during the term of Haines' employment at NISSCO, was a customer, supplier, licensee, or business relation of NISSCO, the Company or any of the Company's other subsidiaries, to cease doing business with Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Company;

          (c) directly or indirectly, either for himself or any other person, solicit the business of any person who at any time during Haines' employment at NISSCO was a customer of NISSCO, the Company or any of the Company's other subsidiaries, whether or not Haines or a person under Haines' control had personal contact with such person, with respect to products or activities which compete in whole or in part with the Janitorial Buying Group Business of the Company or any of its subsidiaries;

          (d) directly or indirectly, on Haines' own behalf or in the service of or on behalf of others, solicit, divert, recruit, or employ any employee of the Company or any subsidiary or affiliate of the Company to leave employment with the Company or otherwise terminate employment or to join a competitor of the Company; and

     Haines agrees that the covenants set forth in this Section 5 are reasonable with respect to their duration, geographical area and scope. In consideration for Haines' agreement to abide by the covenants set forth in this Section 5, the Company hereby agrees to pay Haines $96,000 (the "Non-Compete Fee"), which shall be in addition to the other payments to be made by the Company pursuant to the terms of this Agreement. The Non-Compete Fee shall be paid in consecutive monthly installments of $8,000 on or before the first day of each month, beginning on or before August 1, 2000. In the event Haines breaches any of the covenants set forth in this Section 5, the Company's remedies shall include (i) injunctive relief, (ii) discontinuing payment of the monthly installments of the Non-Compete Fee which are due after the date of the breach; (iii) discontinuing payment of the monthly installments of the severance pay as described in Section 3 which are due after the date of the breach and (iv) any and all other legal and equitable remedies available under applicable law. In the event the Company breaches the terms of this Section 5 by failing to make any payment of the Non-Compete Fee when due, then the covenants applicable to Haines under this Section 5 shall immediately terminate and be of no further force or effect and any and all other legal and equitable remedies will be available to Haines under applicable law.

     6.   Non-Disparagement Covenants of Haines and the Company. For a period of
          -----------------------------------------------------
one (1) year immediately following the date of execution of this Agreement:

          (a) Haines shall refrain from making any substantive, derogatory or disparaging remarks to any third party or government agency regarding his employment with or separation from the Company or its affiliates (including, without limitation, NISSCO), or regarding the products, legal compliance, issuance of securities, services, management, officers, employees, agents, or operators of the Company or its affiliates. In the event Haines breaches any of the covenants set forth in this Section 6(a), the Company's remedies shall include (i) injunctive relief, (ii) discontinuing payment of the monthly installments of the Non-Compete Fee which are due after the date of the breach;
(iii) discontinuing payment of the monthly installments of the severance pay as described in Section 3 which are due after the date of the breach and (iv) any and all other legal and equitable remedies available under applicable law.

          (b) the Company's employees, officers and directors will refrain from making any substantive, derogatory or disparaging remarks about Haines. In the event any such derogatory or disparaging remarks about Haines are made, then the covenants applicable to Haines under Section 5 hereof shall immediately terminate and be of no further force or effect and any and all other legal and equitable remedies will be available to Haines under applicable law.

     7.   Release. In consideration of the Company's promises in this Agreement,
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Haines hereby releases and forever discharges the Company, its affiliated and related entities, and all their past, present, and future officers, board members, insurance carriers, agents, servants, employees, successors, assigns, and attorneys (including, without limitation, Richard Kandel and Randall K. Davis) jointly and severally (hereinafter "Parties Released"), from any and all manner of actions, suits, proceedings, claims, damages, interest, benefits and all other demands of any kind or character whatsoever, in law or in equity, in any way directly or indirectly related to or connected with Haines' employment or separation therefrom with NISSCO, including but not limited to violation or alleged violation of any employment, bonus, or other compensation agreement with the Company or NISSCO (including but not limited to claims for payment of accumulated but unused benefits such as vacation or sick leave, or for any bonus or other deferred compensation), or arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, or any other federal, state, or local human or civil rights, wage, or labor laws, or whether founded upon tort, contract, negligence, or breach of any kind of alleged duty or on any other basis whatsoever, arising on or before the date of Haines' signature to this Agreement.

     Similarly, the Company hereby releases and forever discharges Haines and his agents, heirs, successors, and assigns from any and all manner of actions, suits, proceedings, claims, damages, interest, benefits, and all other demands of any kind or character whatsoever, in law or in equity, in any way directly or indirectly related to or connected with his employment or association with the Company (including, without limitation, his actions as an employee, officer, director or shareholder of the Company; his actions in connection with the sale of his shares in the Company; and his actions in connection with the sale of NISSCO to the Company) in any manner whatsoever.

     8.   Confidentiality of Agreement.  The parties agree that the terms and
          ----------------------------
conditions of this Agreement are strictly confidential. Each party further agrees not to publicize or disclose or knowingly permit or authorize the publicizing or disclosure of the contents of this document to any person, firm, organization, or entity of any and every type, public or private, for any reason, at any time, without the prior written consent of the other party, except to the Company's attorneys, accountants, and employees, and to Haines' attorneys, personal tax advisor and spouse, or as may be required by legal process. The parties agree to use their best efforts to prevent any future publicity or disclosure of this Agreement and the matters contained herein, including but not limited to instructing those to whom disclosure is permitted that its terms are confidential and must not be disclosed, and securing from those to whom disclosure is allowed their agreement not to divulge said information, but to maintain its confidentiality. In the event confidentiality of this agreement is breached, each of the parties understands and agrees that he or it will be liable to the other party for any damages arising therefrom.

     9.   Representation of Counsel.  The parties hereto, jointly and
          -------------------------
individually, hereby acknowledge that they have been represented by counsel in connection with the giving and execution of this Agreement; that they understand the meaning of this document; that they intend to be legally bound by all of the terms set forth herein; and that they have received consideration deemed by them and their counsel to be sufficient for the giving and execution of this document.

     10.  Limitation on Remedies.  Notwithstanding anything contained in this
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Agreement to the contrary, neither party shall have the right to raise or assert as a remedy for any breach of this Agreement by the other party the remedy of rescission with respect to the sale of the Shares as described in Section 1 hereof.

     11.  Miscellaneous.  No amendment, modification, or discharge of this
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Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought. No delay or failure at any time on the part of either party in exercising any right, power, or privilege under this Agreement, or in enforcing any provision of the Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of such provision, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to such matters, including the Original Agreement. This Agreement or any interest herein may not be assigned by either party in whole or in part without the prior written approval of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted heirs, successors and assigns. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas. The provisions of this Agreement are several and the invalidity or unenforceability of any provision hereof shall not effect the validity or enforceability of any other provision. In addition, in the event that the provision of this Agreement (or a portion thereof) is determined by the Court to be unenforceable as drafted by the virtue of the scope, duration, extent or character of any obligation contained therein, the parties acknowledge that it is their intention that such provision (or portion thereof) shall be construed in a manner designed to effectuate the purposes of such provision to the maximum extent enforceable under applicable law. If any of the covenants set forth in Sections 5 or 8 are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and will be effective, binding and enforceable against Haines in such lesser scope, time and geographic area as a court of competent jurisdiction determines to be adequate under the circumstances.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above-written.


                                  ---------------------------------------------
                                  Thomas B. Haines


                                  ENVIRO-CLEAN OF AMERICA, INC.


                                  By:
                                     ------------------------------------------
                                     Richard Kandel, Chief Executive Officer